After Recording Mail To:

Vault Holding, LLC
3535 Factoria Boulevard SE
Suite 500
Bellevue, WA 98006

612874856MM

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

Reference number(s) of document(s) assigned or released (if applicable): N/A

Grantor: Patrick T. Files, Jr. and Jennifer S. Files, husband and wife

Grantee/Assignee/Beneficiary: Vault Holding, LLC

Grantee/Trustee: Fidelity National Title Company of Washington, Inc.

Legal description (abbreviated): Tax Lot #307, Ptn of the William Ryan DLC, Southeast Quarter of Section 26, Township 2 North, Range 1 East

See Exhibit A for full legal description

Assessor's Tax Parcel Number: 031065-000

THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING ("Deed of Trust") is made this 23rd day of April, 2021, by Patrick T. Files, Jr. and Jennifer S. Files, husband and wife ("Grantor"), whose mailing address is 2818 E 2nd St Vancouver 98661; Fidelity National Title Company of Washington, Inc. ("Trustee"), whose mailing address is 655 W. Columbia Way, Suite 200, Vancouver, Washington 98660; and Vault Holding, LLC, a Delaware limited liability company ("Lender"), whose mailing address is 3535 Factoria Boulevard SE, Suite 500, Bellevue, Washington 98006.

For purposes of Article 9 of the Uniform Commercial Code (RCW 62A.9A), this Deed of Trust constitutes a Security Agreement and Financing Statement with the Grantor being the Debtor and the Lender being the Secured Party. This Deed of Trust shall also constitute a Financing Statement filed as a fixture filing pursuant to Article 9 of the Uniform Commercial Code (RCW 62A.9A-502). Parts of the Property (defined below) are or are to become fixtures on the Realty (defined below) or Improvements (defined below).

In consideration of the loan evidenced by the Note described below, Grantor hereby irrevocably GRANTS, TRANSFERS, CONVEYS and ASSIGNS to Trustee, IN TRUST, WITH POWER OF SALE, all of Grantor's present and future estate, right, title, claim, and interest, either in law or in equity, in and to the following property ("Property"):

(a) The real property and all rights to the alleys, streets and roads adjoining or abutting the real property described on Exhibit A attached hereto ("Realty");

(b) All easements, access, air and development rights, minerals and oil, gas and other hydrocarbon substances, royalties, water, water rights and water stock, and all other rights, hereditaments, privileges, permits, licenses, franchises and appurtenances now or hereafter belonging or in any way appertaining to the Realty;

(c) All buildings, structures and improvements now or hereafter located on the Realty ("Improvements");

(d) All fixtures and articles of property now or hereafter attached to, or used or adapted for use in the ownership, development, operation or maintenance of the Realty or Improvements (whether such items are leased, owned, or subject to any title-retaining or security instrument), including without limitation all heating, cooling, air-conditioning, ventilating, refrigerating, plumbing, generating, power, lighting, laundry, maintenance, incinerating, lifting, cleaning, fire prevention and extinguishing, security and access control, cooking, gas, electric and communication fixtures, equipment and apparatus; all engines, motors, conduits, pipes, pumps, tanks, ducts, compressors, boilers, water heaters and furnaces; all ranges, stoves, disposers, refrigerators and other appliances; all escalators and elevators, baths, sinks, cabinets, partitions, mantels, built-in mirrors, window shades, blinds, screens, awnings, storm doors, windows and sash; all carpeting, underpadding, floor covering, paneling, and draperies; all furnishings of public spaces, halls and lobbies; and all